                                                                    Exhibit 99.1

Heller Equipment Asset Receivables Trust 1997-1
--------------------------------------------------------------------------------
Heller Financial Inc.- Servicer

Annual Summary Statement - Restricting Events                 For the year ended
        January 31, 1999                                       December 31, 1999
                                                               -----------------

Restricting Events
------------------

A) Average Cumulative Net Loss Ratio

        The Average Cumulative Net Loss Ratio                              0.80%
        The Average Cumulative Net Loss Ratio exceeds 1.0% (yes / no)         no

B) A Servicer Event occurred (yes/no)                                         no

C) An Event of Default occurred (yes/no)                                      no

Based on A, B and C, a Restricting Event occurred (yes/no)                    no
----------------------------------------------------------


An Obligor Event occurred                                                     no


10% Substitution Limit Calculation
----------------------------------

        Percentage of Substitute Contracts replacing Defaulted
             Contracts and Adjusted Contracts                              0.00%
        Percentage of Substitute Contracts replacing Defaulted
             Contracts and Adjusted Contracts exceeds 10% (yes/no)            no

5% Skipped Payment Limit Calculation
------------------------------------

        The percent of contracts with Skipped Payment modifications        0.25%
        The DCB exceeds 5% of the initial ADCB (yes/no)                       no
        Any Skipped Payments have been deferred later than 12 months
             prior to the Class B Maturity Date                               no

Concentration Amounts (only applicable at the Cutoff Date or in the event of a substitution)

     (i) The ADCB of all End-User Contracts with Obligors that are governmental entities or municipalities exceeds 1.13% of
               the ADCB of the Contract  Pool                                 no
     (ii)    The ADCB of all End-User Contracts which finance, lease or are related to Software exceeds 3.88% of the ADCB of the
               Contract Pool                                                  no
     (iii)   The ADCB of all End-User Contracts with Obligors who
               comprise the three largest Obligors (measured by ADCB
               as of the date of determination) exceeds 5.09% of the
               ADCB of the Contract Pool                                      no
     (iv)    The ADCB of all End-User Contracts with Obligors who
               comprise the 20 largest Obligors (measured by ADCB as
               of the date of determination) exceeds 24.79%  of the
               ADCB of the Contract Pool                                      no
     (v)     The ADCB of the End-User Contracts related to a single
               Vendor, or representing a Vendor Loan of such Vendor
               or affiliate thereof exceeds 23.01% of the ADCB of
               the Contract Pool                                              no
     (vi)    The ADCB of all End-User Contracts with Obligors thereof
               located in a single State of the United States exceeds
               17.73% of the ADCB of the Contract Pool                        no

Heller Equipment Asset Receivables Trust 1997-1
--------------------------------------------------------------------------------
Heller Financial Inc.- Servicer

Annual Summary Statement - Accounts                           For the year ended
        January 31, 1999                                       December 31, 1999
                                                               -----------------


        Scheduled Payments, net of Excluded Amounts, Minus
             Servicing Advances, Plus Payaheads                    48,436,665.66

        Prepayment Amounts                                          9,211,991.29

        Recoveries                                                  1,285,350.58

        Investment Earnings - Collection Account                      254,202.59

        Reserve Investment Earnings - Deposited into
          Collection Account                                          139,055.16

        Late Charges                                                  109,698.30

        Expired Lease Proceeds                                               -

        Servicer Advances                                           3,393,331.01

        Available Amounts                                          62,830,294.59

        Distributions to Noteholders and Certificateholders        62,830,294.60

        Excess to Certificateholders                                  209,383.81

Heller Equipment Asset Receivables Trust 1997-1
--------------------------------------------------------------------------------
Heller Financial Inc.- Servicer

Annual Summary Statement - Schedules                          For the year ended
        January 31, 1999                                       December 31, 1999
                                                              ------------------

Unreimbursed Servicer Advances
------------------------------
        Unreimbursed Servicer Advances distributed                            -

Servicing Fee
-------------
        Monthly Servicing Fee distributed                            465,391.91

Class A-1 Interest
------------------
        Class A-1 interest distribution                                       -

Class A-2 Interest
------------------
        Class A-2 interest distribution                            5,409,191.26

Class B Interest
----------------
        Class B interest distribution                                238,734.47

Class C Interest
----------------
        Class C interest distribution                                168,210.21

Class D Interest
----------------
        Class D interest distribution                                201,428.84

Class A-1 Principal
-------------------
        Class A-1 Principal Payment Amount distributed                        -

Class A-2 Principal
-------------------
        Class A-2 Principal Payment Amount distributed            51,788,899.59

Class B Principal
-----------------
        Class B Principal Payment Amount distributed               2,046,143.63

Class C Principal
-----------------
        Class C Principal Payment Amount distributed                 915,462.56

Class D Principal
-----------------
        Class D Principal Payment Amount distributed               1,387,448.33

Reserve Fund
------------
        Required Reserve Fund Amount (lesser of (i)
             initial ADCB * 1% or (ii) outstanding
             principal of the Notes)                               2,738,265.00
        Draw on Reserve Fund                                                  -
        Required deposit to Reserve Fund                                      -
        Interest Earned on Reserve Account                           139,055.16
        Deposit to Certificateholder                                          -
        Deposit to Collection Account                                         -
        Ending Reserve Fund balance                                2,738,265.00

        Ending Reserve Fund balance as a percentage of ADCB                4.32%

Heller Equipment Asset Receivables Trust 1997-1
--------------------------------------------------------------------------------
Heller Financial Inc.- Servicer
Annual Summary Statement - Note Factors                       For the year ended
        January 31, 1999                                       December 31, 1999
                                                               -----------------

        Class A-1             CUSIP # 423327AA3
        ---------
        Class A-1 principal balance                                         0.00
        Initial Class A-1 principal balance                        62,980,096.00
        Note factor                                                  0.000000000


        Class A-2             CUSIP # 423327AB1
        ---------
        Class A-2 principal balance                                57,701,762.13
        Initial Class A-2 principal balance                       191,678,552.00
        Note factor                                                  0.301034005


        Class B               CUSIP # 423327AC9
        -------
        Class B principal balance                                   2,646,313.25
        Initial Class B principal balance                           8,214,795.00
        Note factor                                                  0.322139901


        Class C               CUSIP # 423327AD7
        -------
        Class C principal balance                                   2,212,842.03
        Initial Class C principal balance                           5,476,530.00
        Note factor                                                  0.404059145

        Class D
        -------
        Class D principal balance                                   2,212,842.03
        Initial Class D principal balance                           5,476,530.00
        Note factor                                                  0.404059145

Heller Equipment Asset Receivables Trust 1997-1
================================================================================
Heller Financial Inc.- Servicer

Annual Summary Statement - Pool Data                                              For the year ended
        January 31, 1999                                                          December 31, 1999
                                                                                  ------------------

ADCB as of the December 31, 1999                                                    63,324,864.57

Loss and Delinquency Data for Period
------------------------------------

DCB of Defaulted Contracts for the year ended December 31, 1999                      2,466,923.23
Number of Defaulted Contracts for the year ended December 31, 1999                             17
Defaulted Contracts as a percentage of ADCB (annualized)                                    39.20%

DCB of Adjusted Contracts for the year ended December 31, 1999                                  -
Number of Adjusted Contracts for the year ended December 31, 1999                               -

DCB of Prepaid Contracts for the year ended December 31, 1999                        6,419,915.54
Number of Prepaid Contracts for the year ended December 31, 1999                              113

DCB of Substitute Contracts, excluding Warranty Contracts, added to Trust
  during for the year ended December 31, 1999                                                0.00
Number of Substitute Contracts, excluding Warranty Contracts, added to
  Trust during for the year ended December 31, 1999                                             0

DCB of Warranty Contracts for the year ended December 31, 1999                         607,867.34
Number of Warranty Contracts for the year ended December 31, 1999                               4

DCB of repurchased Contracts for the year ended December 31, 1999                            0.00
Number of repurchased Contracts for the year ended December 31, 1999                            0

DCB of Additional Contracts for the year ended December 31, 1999                             0.00
Number of Additional Contracts for the year ended December 31, 1999                             0

Recoveries collected relating to Defaulted Contracts
  for the year ended December 31, 1999                                               1,285,350.58

Delinquencies
              Current                                                               57,201,432.53
              31-60 days past due                                                    4,301,401.47
              61-90 days past due                                                       49,029.99
              Over 90 days past due                                                  2,318,571.22
                                                                                    -------------
              Total                                                                 63,870,435.21

              31+ days past due                                                      6,669,002.68


              Current                                                                       89.56%
              31-60 days past due                                                            6.73%
              61-90 days past due                                                            0.08%
              Over 90 days past due                                                          3.63%
                                                                                    -------------
              Total                                                                        100.00%

              31+ days past due                                                             10.44%

   (i)        DCB of cumulative Defaulted Contracts                                  5,045,727.89
   (ii)       Cumulative Recoveries realized on Defaulted Contracts                  2,487,773.91
              Cumulative net losses to date  ( (i) - (ii) )                          2,557,953.98